Board of Directors

Grey Cloak Tech Inc.

10300 W. Charleston

Las Vegas, NV 89135

Gentlemen:

We consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1/A of our report dated May 4, 2015 relating to the financial statements of Grey Cloak Teck Inc. as of December 31, 2014, and for the period from December 19, 2014 (inception) to December 31, 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

June 19, 2015